Exhibit 3.10

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

OXFORD MINING COMPANY - KENTUCKY, LLC

Pursuant to KRS 275.030 and 275.035, the undersigned, being the sole Member of Phoenix Newco, LLC, a Kentucky limited liability company (the “Company”), desiring to amend and restate the Articles of Organization filed with the office of the Secretary of State of the Commonwealth of Kentucky, does hereby state the following:

FIRST: The name of the limited liability company is Phoenix Newco, LLC.

SECOND: The Articles of Organization were filed on August 12, 2009.

THIRD: The Articles of Organization are hereby amended and restated in their entirety to read as follows:

1. NAME. The name of the Company is Oxford Mining Company - Kentucky, LLC.

2. REGISTERED AGENT. The name and address of the registered agent of the Company shall be as follows:

CT Corporation

4169 Westport Road

Louisville, Kentucky 40207

3. PRINCIPAL OFFICE. The address of the principal office of the Company shall be as follows:

544 Chestnut Street

P.O. Box 427

Coshocton, Ohio 43812

4. MANAGEMENT. The Company shall be managed by its members.

FOURTH: The foregoing amendments, which amendments required the approval of the sole Member of the Company, were approved by the sole Member of the Company in accordance with the provisions of the articles of organization, the operating agreement of the Company and the Kentucky Revised Statutes on the date provided hereafter.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization on this 30th day of September, 2009.

Oxford Mining Company, LLC,
Sole Member

/s/ Jeffrey M. Gutman
Name:	Jeffrey M. Gutman
Title:	Senior Vice President and Chief Financial Officer

CONSENT OF REGISTERED AGENT

The undersigned, having been named in these Amended and Restated Articles of Organization as the registered agent of the Company, hereby consents to serve in that capacity.

CT Corporation

By:	/s/ Renee Cruz
Name:	Renee Cruz
Title:	Asst. Secy

The foregoing instrument was prepared by:

/s/ Jonathon Melton
Jonathon Melton
Wyatt, Tarrant & Combs, LLP
250 West Main Street, Suite 1600
Lexington, Kentucky 40507
859.233.2012

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